SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2007
GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8122 (Commission File Number)	94-1424307 (IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300 Santa Ana, California (Address of Principal Executive Offices)	92705 (Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1

     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 2, 2008 Grubb & Ellis Company (the “Company”) announced that effective December 31, 2007, Maureen A. Ehrenberg is no longer with the Company. Pursuant to her employment agreement with the Company, which expired on December 31, 2007, Ms. Ehrenberg had served as the Company’s Executive Vice President and President of Global Client Services.
     Dylan Taylor, 37 years old, the Company’s current president of its Corporate Services Group, is assuming Ms. Ehrenberg’s duties, and was named the acting president of Global Client Services and Grubb and Ellis Management Services, Inc., effective January 1, 2008. Mr. Taylor joined the Company in 2005 as Executive Vice President, Regional Managing Director, Corporate Services. He was named President of the Corporate Services Group in October 2007.
     Prior to joining the Company, Mr. Taylor spent more than five years as Senior Vice President, Corporate Solutions at Jones Lang LaSalle.
     Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release (“Grubb & Ellis Company Announces Management Change”) dated January 2, 2008, of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY
Date: January 4, 2008	By:	/s/ Richard W. Pehlke
		Name:	Richard W. Pehlke
		Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exihibit
No.	Description
99.1	Press Release (“Grubb & Ellis Company Announces Management Change”) dated January 2, 2008, of the Company.